LEE ENTERPRISES, INCORPORATED
                          AND WHOLLY-OWNED SUBSIDIARIES

                     EXHIBIT 21 - WHOLLY-OWNED SUBSIDIARIES
                            AND ASSOCIATED COMPANIES

                                                                                             Percentage of
                                                                                           Voting Securities
                                                                State of Organization            Owned
---------------------------------------------------------------------------------------------------------------
Lee Enterprises, Incorporated                                   Delaware                         Parent
Lee Technical Systems, Inc.                                     Iowa                               100%
Lee Consolidated Holdings Co.                                   South Dakota                       100%
KOIN-TV, Inc.                                                   Delaware                           100%
New Mexico Broadcasting Company, Inc.                           New Mexico                         100%
Accudata, Inc.                                                  Iowa                               100%
Target Marketing Systems, Inc.                                  Iowa                               100%
Journal-Star Printing Co.                                       Nebraska                           100%
Madison Newspapers, Inc.                                        Wisconsin                           50%
SJL of Kansas Corp.                                             Kansas                             100%
Oregon News Media, Inc.                                         Delaware                           100%
Pacific Northwest Publishing Group, Inc.                        Delaware                           100%
Nevada Media, Inc.                                              Delaware                           100%
IBS/Lee Partners LLC                                            Delaware                            50%
Nickel of Medford, Inc.                                         Oregon                             100%
Klamath Falls Basin Publishing, Inc.                            Oregon                             100%
Davill, Inc.                                                    Washington                         100%
